UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4 Parkway North, Suite 400
Deerfield, IL	60015
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2012, CF Industries Holdings, Inc. (the “Company” or “CF Holdings”), as a guarantor, and its wholly owned subsidiary CF Industries, Inc. (“CF Industries” or the “Borrower”), as borrower, entered into a $500 million senior unsecured Revolving Credit Agreement (the “Credit Agreement”) with the lenders party thereto, Morgan Stanley Bank, N.A., as issuing bank, and Morgan Stanley Senior Funding, Inc., as administrative agent for such lenders, which provides for a revolving credit facility of up to $500 million with a maturity of five years.  Immediately prior to entering into the Credit Agreement, the Company terminated its former $500 million senior secured credit agreement that was scheduled to mature on August 3, 2016.

Borrowings under the Credit Agreement will bear interest at a per annum rate equal to, at the Borrower’s option, the one, two, three or six month (or such other period less than one month or greater than six months as the lenders may agree) LIBOR rate plus a margin of 1.25% to 2.50%, or a base rate plus a margin of 0.25% to 1.50%. The Borrower is required to pay an undrawn commitment fee equal to 0.20% to 0.40% of the undrawn portion of the commitments under the Credit Agreement, as well as customary letter of credit fees. The margin added to LIBOR, or base rate, as well as the amount of the commitment fee, will depend on the Company’s credit rating at the time.

All obligations under the Credit Agreement are unsecured. Currently the Company is the only guarantor of the Borrower’s obligations under the Credit Agreement. Certain of the Borrower’s material domestic subsidiaries will be required to become guarantors under the Credit Agreement only if such subsidiary guarantees other debt for borrowed money (subject to certain exceptions) of the Borrower or the Company in excess of $250 million. Currently, no such subsidiary guarantees debt for borrowed money in excess of $250 million.

The Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including two financial maintenance covenants: (i) a minimum interest coverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not less than 2.75 to 1.00 and (ii) a maximum total leverage ratio, as defined in the Credit Agreement, that must be maintained at a level of not greater than 3.75 to 1.00. Certain subsidiaries of the Company are excluded from the restrictions contained in certain of the foregoing covenants.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Morgan Stanley Senior Funding, Inc., which is the administrative agent under the Credit Agreement, Morgan Stanley Bank, N.A., which is the letter of credit issuing bank under the Credit Agreement, Morgan Stanley MUFG Loan Partners, LLC which served as lead arranger and bookrunner under the Credit Agreement and is an affiliate of

Morgan Stanley Senior Funding, Inc. and Morgan Stanley Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. which served as syndication agent under the Credit Agreement, certain of the other lenders under the Credit Agreement, and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company, the Borrower and their respective subsidiaries and affiliates, for which they have received or will receive fees and reimbursement of expenses.

The information set forth in Item 1.02 below is hereby incorporated by reference in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

Immediately prior to the Company’s entry into the Credit Agreement described in Item 1.01 above, the Company terminated its previous credit agreement, dated as of April 5, 2010 (as amended, the “2010 Credit Agreement”). On May 1, 2012, the letters of credit outstanding under the 2010 Credit Agreement became letters of credit under the Credit Agreement, and all of the guarantees and all of the liens on the assets of the Company and its subsidiaries securing obligations under the 2010 Credit Agreement were released. No early termination penalties were incurred by the Company in connection with the termination of the 2010 Credit Agreement.

Under the supplemental indentures governing CF Industries’ 6.875% Senior Notes due 2018 and 7.125% Senior Notes due 2020 (the “Senior Notes”), the Senior Notes are to be guaranteed by the Company and each of its current and future subsidiaries, other than CF Industries, that from time to time is a borrower or guarantor under the 2010 Credit Agreement, or any renewal, replacement or refinancing thereof, including the Credit Agreement. Upon the release by the Company and its subsidiaries of their guarantees under the 2010 Credit Agreement, those subsidiaries were automatically released from their guarantees of the Senior Notes.  In the event that a subsidiary of the Company other than CF Industries becomes a borrower or a guarantor under the Credit Agreement, it would be required to become a guarantor of the Senior Notes.

The foregoing description of certain terms of the supplemental indentures governing the Senior Notes is not complete and is qualified by reference to the complete supplemental indentures, which were described in, and copies of which were filed as Exhibits 4.2 and 4.3 to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2010.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 1.02.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Credit Agreement, dated as of May 1, 2012, among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto, Morgan Stanley Bank, N.A., as Issuing Bank, and Morgan Stanley Senior Funding, Inc., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of May 1, 2012, among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto, Morgan Stanley Bank, N.A., as Issuing Bank, and Morgan Stanley Senior Funding, Inc., as Administrative Agent